UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2022

Chegg, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36180	20-3237489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of principal executive offices)		(Zip Code)
(408) 855-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 13, 2022, Chegg, Inc. (“Chegg”) completed its previously announced acquisition of Busuu Online S.L. (“Busuu”), a language learning company, pursuant to the share purchase agreement, dated November 28, 2021 (the "Share Purchase Agreement"), by and among Chegg, Chegg Holding Corporation, a Delaware corporation and wholly owned subsidiary of Chegg ("Chegg Holding Corporation"), Busuu, the sellers, and the other parties set forth therein.

Pursuant to the terms of the Share Purchase Agreement, Chegg Holding Corporation acquired Busuu for approximately $436 million in cash, or €385 million, subject to certain balance sheet adjustments and the terms and conditions of the Share Purchase Agreement, resulting in a closing cash payment of approximately $417 million, or €368 million. There are additional deferred consideration payments of up to $25 million, or €22 million, to be paid to certain key employees of Busuu, subject to the continued service of each such key employee or as long as such key employee is not a Bad Leaver (as defined in the Share Purchase Agreement). One-third of the deferred consideration payments may become payable on each anniversary of the closing date over a three-year period ending on January 13, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Name: Andrew Brown
Title: Chief Financial Officer
Date: January 13, 2022